Exhibit 10(c)

SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

     This Second Amendment to Revolving Credit and Security Agreement (this “Amendment”) is made and entered into as of March 14, 2007 by and among LESCO, INC., an Ohio corporation, LESCO SERVICES, INC., an Ohio corporation, AIM LAWN & GARDEN PRODUCTS, INC., an Ohio corporation, and LESCO TECHNOLOGIES, LLC, a Nevada limited liability company (collectively, the “Borrowers”), the Lenders party to the Agreement (as defined below, NATIONAL CITY BUSINESS CREDIT, INC., an Ohio corporation, as agent for the Lenders (the “Agent”), and NATIONAL CITY BANK, a national banking association, as the Issuer.

PRELIMINARY STATEMENTS

     A. The Borrowers, the Agent, the Lenders and the Issuer have entered into that certain Revolving Credit and Security Agreement dated as of September 27, 2006, as amended by that certain First Amendment to Revolving Credit and Security Agreement dated as of December 28, 2006 (as amended, the “Agreement”).
     B. The Borrowers, the Agent, the Lenders and the Issuer desire to amend the Agreement pursuant to the terms and conditions of this Amendment.
     C. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.
     NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the Borrowers, the Agent, the Lenders and the Issuer hereby agree as follows:
     1. Amendment to Article X — Events of Defaults. Article X of the Agreement is hereby amended by deleting Section 10.21 in its entirety and replacing it with the following:
     10.21 Revolving Advance Paydown. Failure of the Borrowers to (a) pay no later than May 31, 2007 that portion of the Revolving Advances such that the outstanding balance thereof does not exceed $10,000,000 and to keep such outstanding balance equal to or less than $10,000,000 for at least 15 consecutive days thereafter; and (b) pay in full all outstanding Revolving Advances no later than August 31, 2007 and to maintain a $0 Revolving Advance balance for at least 60 consecutive days thereafter.
     2. Fees and Expenses. The Borrowers hereby agree to reimburse the Agent and the Lenders for all reasonable out-of-pocket costs, fees and expenses incurred in connection with this Amendment, including, without limitation, reasonable attorneys’ fees.
     3. Release of Claims. In consideration of this Amendment, the Borrowers hereby release and discharge the Agent, the Lenders and their respective shareholders, directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability and causes of action whatsoever, now known or unknown, arising prior to the date hereof out of or in any way related to the extension or administration of the Obligations of the Borrowers, the Agreement or any mortgage or security interest related thereto.

     4. No Change or Effect. The Borrowers, the Agent and the Lenders hereby agree to continue all liens and security interests securing the Obligations until said Obligations, as modified herein, and any and all related promissory notes have been fully paid. The parties hereto further agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced by the Agreement, the Other Documents, and/or any other instruments evidencing, securing or related to the Obligations. The Borrowers hereby acknowledge that all liens and security interests securing the Obligations are valid and subsisting.
     5. Obligations Absolute. The Borrowers covenant and agree (a) to pay the balance of any principal, together with all accrued interest, as specified above in connection with any promissory note executed and evidencing any indebtedness incurred in connection with the Agreement, as modified by this Amendment pursuant to the terms set forth therein, and (b) except as modified by this Agreement or any other prior amendment to the Agreement, to perform and observe covenants, agreements, stipulations and conditions on its part to be performed hereunder or under the Agreement and all Other Documents executed in connection herewith or thereof.
     6. No Set Offs, Etc. The Borrowers hereby declare that the Borrowers have no set offs, counterclaims, defenses or other causes of action against the Agent or the Lenders arising out of the Agreement or any Other Documents, and to the extent any such set offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by the Borrowers.
     7. Counterparts; Facsimile. This Amendment may be executed in counterparts and all such counterparts shall constitute one agreement binding on all the parties, notwithstanding that the parties are not signatories to the same counterpart. The parties may execute this Amendment by facsimile, and all such facsimile signatures shall have the same force and effect as manual signatures delivered in person.
     8. Representations and Warranties. The Borrowers hereby represent and warrant to the Agent and the Lenders that (a) the Borrowers have the legal power and authority to execute and deliver this Amendment, (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrowers with respect to the provisions hereof, (c) the execution and delivery hereof by the Borrowers and the performance and observance by the Borrowers of the provisions hereof do not violate or conflict with the organizational agreements of the Borrowers or any law applicable to the Borrowers or result in a breach of any provisions of or constitute a default under any other material agreement, instrument or document binding upon or enforceable against the Borrowers, and (d) this Amendment constitutes a valid and binding obligation upon the Borrowers in every respect.
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LESCO, INC., an Ohio corporation

By:	/s/ Michael A. Weisbarth

Name:	Michael A. Weisbarth

Title:	V.P., CFO and Treasurer

LESCO SERVICES, INC., an Ohio corporation

By:	/s/ Michael A. Weisbarth

Name:	Michael A. Weisbarth

Title:	V.P., CFO and Treasurer

AIM LAWN & GARDEN PRODUCTS, INC., an Ohio corporation

By:	/s/ Michael A. Weisbarth

Name:	Michael A. Weisbarth

Title:	V.P., CFO and Treasurer

LESCO TECHNOLOGIES, LLC, a Nevada corporation

By:	/s/ Michael A. Weisbarth

Name:	Michael A. Weisbarth

Title:	V.P., CFO and Treasurer

NATIONAL CITY BUSINESS CREDIT, INC., an Ohio corporation

By:	/s/ Anthony Alexander

Name:	Anthony Alexander

Title:	Vice President

NORTH FORK BUSINESS CAPITAL CORPORATION

By:	/s/ Doug Sherlag

Name:	Doug Sherlag

Title:	Vice President

NATIONAL CITY BANK, a national banking association

By:	/s/ Michael McNeirney

Name:	Michael McNeirney

Title:	Vice President

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